Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related prospectus of Empire State Realty Trust, Inc. and Empire State Realty OP, L.P. for the registration of Class A common stock, preferred stock, depository shares, guarantees, and warrants of Empire State Realty OP, L.P. for Empire State Realty Trust, Inc. and debt securities for Empire State Realty OP, L.P. and to the incorporation by reference therein of our reports dated February 28, 2023, with respect to the consolidated financial statements of Empire State Realty Trust, Inc. and Empire State Realty OP, L.P., and the effectiveness of internal control over financial reporting of Empire State Realty Trust, Inc. and Empire State Realty OP, L.P., included in their respective Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

July 31, 2023